Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance
Sylvia J. Castle, Investor Relations
(858) 513-1801

FOR IMMEDIATE RELEASE

FOURTH QUARTER AND FISCAL YEAR 2004 EARNINGS RELEASE

Poway, CA, January 26, 2005 – Aldila, Inc. (NASDAQ:NMS:ALDA) announced today that due to management travel commitments in mid to late February they will report 2004 Fourth Quarter and Fiscal Year results on Wednesday, March 2, 2005 post market closing.  A conference call will follow on Thursday, March 3, 2005 @ 8:00 a.m. PST.

Aldila is a leader among manufacturers of high performance graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila also manufactures graphite hockey sticks and blades and provides the assembly operations, and composite prepreg material for its golf shaft business and external sales.

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